EXHIBIT 23.1



     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Golf Trust of America, Inc.
Charleston, South Carolina

We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of our reports dated March 26, 1997, relating to the consolidated financial statements of Golf Trust of America, Inc. and dated March 21, 1997, relating to the combined financial statements of Legends Golf appearing in the Company's Annual Report on 10-K for the year ended December 31, 1996.



                                            BDO Seidman, LLP
Charlotte, North Carolina
February 18, 1998

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